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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
    BearingPoint, Inc.

We have issued our reports dated August 6, 2002, except for Note 2, under the subheading "Stock-Based Compensation", as to which the date is September 29, 2003, accompanying the 2002 and 2001 consolidated financial statements and
Schedule II, of BearingPoint, Inc. (formerly KPMG Consulting, Inc.), which are included in this annual report on Form 10-K/A for the fiscal year ended June 30, 2003. We hereby consent to the incorporation by reference of said reports in BearingPoint, Inc.'s Registration Statements on Forms S-3 (File No. 333-100199, effective October 18, 2002 and File No. 333-83990, effective March 18, 2002) and on Forms S-8 (File No. 333-55354, effective February 9, 2001, File No. 333-55380, effective February 9, 2001 and File No. 333-55378, effective February 9, 2001). We consent to the use of our name as it appears under the caption "Selected Financial Data" in this annual report on Form 10-K/A.

GRANT THORNTON LLP

New York, New York
October 6, 2003